content="text/html; charset=iso-8859-1"> Exhibit 23.2 YUM! Brands, Inc. Form S-8 (401(k) Plan)

Exhibit 23.2

Consent of Independent Auditors

The Board of Directors
YUM! Brands, Inc.:

We consent to the use of our audit reports incorporated herein by reference and to the reference to our firm in the Registration Statement on Form S-8 pertaining to the YUM! Brands 401(k) Plan.

KPMG LLP

Louisville, Kentucky
September 30, 2003